UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): July 1, 2016

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 8, 2016, German American Bancorp, Inc. and its banking subsidiary, German American Bancorp (collectively, the “Company”), announced the following executive promotions:

•
Randall L. Braun has been promoted to Executive Vice President and Chief Retail Banking and Development Officer. In addition to continuing to head the Company’s retail banking business line, Mr. Braun will provide executive oversight of the Company’s leadership development program, as well as of the Company’s human resource and training functions in this expanded role.

•
D. Neil Dauby has been promoted to Executive Vice President and Chief Commercial Banking Officer. In this role, Mr. Dauby will have responsibility for all aspects of the Company’s commercial banking line of business. He will also continue to serve as the regional president of the Company’s south central region, consisting of Dubois, Perry and Spencer counties in Indiana.

•
Keith A. Leinenbach has been promoted to Executive Vice President and Chief Credit Officer. In the role as Chief Credit Officer, Mr. Leinenbach has responsibility for the Company’s commercial asset quality and commercial credit administration functions.

Messrs. Braun, Dauby and Leinenbach, along with Mark A. Schroeder, Chairman and Chief Executive Officer, Clay W. Ewing, President, and Bradley M. Rust, Executive Vice President and Chief Financial Officer, comprise the Company’s executive officer group.

In addition, the Company also announced the promotions of Clay M. Barrett and Vicki L. Schuler to the following corporate officer positions:

•
Mr. Barrett, in the newly appointed position of Senior Vice President of Technology and Operations, will lead the Company’s core processing and operations functions, as well as its efforts to stay abreast with the ever changing client demands for technology-driven products and services.

•	Ms. Schuler has been promoted to the position of Senior Vice President and Controller. In this role, she oversees all aspects of the Company’s financial and regulatory accounting and reporting.

The Company announced these organizational changes in a press release on July 8, 2016, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 8, 2016

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: July 8, 2016	By:	/s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer